EXHIBIT 3.1


Important: Read Attached Instructions before completing form.



                                   Dean Heller
                               Secretary of State


                           Certificate of Designation
                         For Nevada Profit Corporations
                            (Pursuant to NRS 78.1855)

(1) Name of corporation: Vocalscape Networks, Inc.


(2) By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:

1. Creation of Series A Convertible Preferred Stock

      There is hereby created a series of preferred stock consisting of 100,000 shares and designated as the Series A Convertible Preferred Stock ("Preferred Stock"), having the voting powers, preferences, relative, participating, limitations, qualifications, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below.

2. Conversion Provisions

      The holders of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

      (a) Right to Convert. From and after the day on which the Company receives payment in full for Preferred Stock from and issues Preferred Stock to a particular holder of Preferred Stock (the "Issuance Date"), each share of Preferred Stock held by that holder shall be convertible at the option of the holder into one (1) share (the "Conversion Rate") of common stock of the Company ("Common Stock").

      (b) Method of Conversion. In order to convert Preferred Stock into shares of Common Stock, a holder of Preferred Stock shall:

            (i) complete, execute and deliver to the Company and the Company's transfer agent, Pacific Stock Transfer Co. (the "Transfer Agent"), the conversion certificate attached hereto as Exhibit A (the "Notice of Conversion"), and

            (ii) surrender the certificate or certificates representing the Preferred Stock being converted (the "Converted Certificate") to the Company.

The Notice of Conversion shall be effective and in full force and effect for a particular date if delivered to the Company and the Transfer Agent on that particular date prior to 5:00 p.m., Pacific Standard Time, by facsimile transmission or otherwise, provided, however, that particular date is a business day, and provided that the original Notice of Conversion and the Converted Certificate are delivered to and received by the Transfer Agent within three (3) business days thereafter at 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119 (facsimile: (702) 433-1979) and that particular date shall be referred to herein as the "Conversion Date". The person or persons entitled to receive the shares of Common Stock to be issued upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Conversion Date. If the original Notice of Conversion and the Converted Certificate are not delivered to and received by the Transfer Agent within three
(3) business days following the Conversion Date, the Notice of Conversion shall become null and void as if it were never given and the Company shall, within two
(2) business days thereafter, instruct the Transfer Agent to return to the holder by overnight courier any Converted Certificate that may have been submitted in connection with any such conversion. In the event that any Converted Certificate submitted represents a number of shares of Preferred Stock that is greater than the number of such shares that is being converted pursuant to the Notice of Conversion delivered in connection therewith, the Transfer Agent shall advise the Company to deliver a certificate representing the remaining number of shares of Preferred Stock not converted.

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      (c) Absolute Obligation to Issue Common Stock. Upon receipt of a Notice of
Conversion, the Company shall absolutely and unconditionally be obligated to cause a certificate or certificates representing the number of shares of Common Stock to which a converting holder of Preferred Stock shall be entitled as provided herein, which shares shall constitute fully paid and non-assessable shares of Common Stock and shall be issued to, delivered by overnight courier to and received by such holder by the sixth (6th) business day following the Conversion Date. Such delivery shall be made at such address as such holder may designate therefor in its Notice of Conversion or in its written instructions submitted together therewith.

      (d) Minimum Conversion. No less than fifty (50) shares of Preferred Stock may be converted at any one time by a particular holder, unless the holder then holds less than 50 shares and converts all such shares held by it at that time.

      (e) No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock, and in lieu thereof the number of shares of Common Stock to be issued for each share of Preferred Stock converted shall be rounded down to the nearest whole number of shares of Common Stock. Such number of whole shares of Common Stock to be issued upon the conversion of one share of Preferred Stock shall be multiplied by the number of shares of Preferred Stock submitted for conversion pursuant to the Notice of Conversion (defined below) to determine the total number of shares of Common Stock to be issued in connection with any one particular conversion.

3. Adjustments to Conversion Rate

      (a) Reclassification, Exchange and Substitution. If the Common Stock to be issued on conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, reverse stock split or forward stock split or stock dividend or otherwise (other than a subdivision or combination of shares provided for above), the holders of the Preferred Stock shall, upon its conversion be entitled to receive, in lieu of the Common Stock which the holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the holders if they had exercised their rights of conversion of the Preferred Stock immediately before that change.

      (b) Reorganizations, Mergers, Consolidations or Sale of Assets. If at any time there shall be a capital reorganization of the Company's common stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 3), merger of the Company into another entity, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger or sale, lawful provision shall be made so that the holders of the Preferred Stock receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger, to which holders of the Common Stock deliverable upon conversion of the Preferred Stock would have been entitled on such capital reorganization, merger or sale if the Preferred Stock had been converted immediately before that capital reorganization, merger or sale to the end that the provisions of this paragraph 3(b) (including adjustment of the Conversion Rate then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

      (c) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

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      (d) Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Rate for any shares of Preferred Stock pursuant to paragraphs 3(a) or (b) hereof, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock effected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Conversion Rate at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Preferred Stock.

4. Liquidation Provisions

      In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Preferred Stock shall be entitled to receive an amount equal to Fifty Cents ($0.50) per share, plus any accrued and unpaid dividends. After the full preferential liquidation amount has been paid to, or determined and set apart for the Preferred Stock and all other series of preferred stock hereafter authorized and issued, if any, the remaining assets of the Company available for distribution to shareholders shall be distributed ratably to the holders of the Common Stock. In the event the assets of the Company available for distribution to its shareholders are insufficient to pay the full preferential liquidation amount per share required to be paid to the holders of Company's Preferred Stock, the entire amount of assets of the Company available for distribution to shareholders shall be paid up to their respective full liquidation amounts first to the holders of Preferred Stock, then to any other series of preferred stock hereafter authorized and issued, all of which amounts shall be distributed ratably among holders of each such series of preferred stock, and the Common Stock shall receive nothing. A reorganization or any other consolidation or merger of the Company with or into any other corporation, or any other sale of all or substantially all of the assets of the Company, shall not be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 4, and the Preferred Stock shall be entitled only to: (i) the rights provided in any agreement or plan governing the reorganization or other consolidation, merger or sale of assets transaction;
(ii) the rights contained in the Nevada Revised Statutes; and (iii) the rights contained in other Sections hereof.

5. Reservation of Stock to be issued upon Conversion

      The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient, based on the Conversion Rate then in effect, to effect the conversion of all then outstanding shares of the Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, then, in addition to all rights, claims and damages to which the holders of the Preferred Stock shall be entitled to receive at law or in equity as a result of such failure by the Company to fulfill its obligations to the holders hereunder, the Company will take any and all corporate or other action as may, in the opinion of its counsel, be helpful, appropriate or necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

6. Notices

      (a) In the event of the establishment by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, the Company shall mail to each holder of Preferred Stock at least twenty (20) days prior to the date specified therein a notice specifying the date on which any such record is to be taken for the purpose of such distribution and the amount and character of such distribution.

      (b) Any notices required by the provisions hereof to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid and return receipt requested, and addressed to each holder of record at its address appearing on the books of the Company or to such other address of such holder or its representative as such holder may direct.

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7. Voting Provisions

Except as otherwise expressly provided or required by law, the Preferred Stock shall vote together with the Common Stock and not as a separate class. Each share Preferred Stock shall have that number of votes equal to five thousand (5,000) shares of Common Stock. In the case the Company shall at any time subdivide (by any share split, share dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the number of shares of Common Stock of which are equal in voting power to each share of Preferred
Stock, as in effect immediately prior to such subdivision, shall be proportionately increased and, conversely, in case the outstanding Common Stock shall be combined into a smaller number of shares, the number of shares of Common Stock of which are equal in voting power to each share of Preferred
Stock, as in effect immediately prior to such combination, shall be proportionately reduced.

                                    EXHIBIT A

                             CONVERSION CERTIFICATE

                            VOCALSCAPE NETWORKS, INC.

                      Series A Convertible Preferred Stock

      The undersigned holder (the "Holder") is surrendering to Vocalscape Networks, Inc., a Nevada corporation (the "Company"), one or more certificates representing shares of Series A Convertible Preferred Stock of the Company (the "Preferred Stock") in connection with the conversion of all or a portion of the Preferred Stock into shares of Common Stock, $0.001 par value per share, of the Company (the "Common Stock") as set forth below.

      1. The Holder understands that the Preferred Stock was issued by the Company pursuant to the exemption from registration under the United States Securities Act of 1933, as amended (the "Securities Act"), provided by Rule 506 of Regulation D, promulgated thereunder.

      2. The Holder represents and warrants that all offers and sales of the Common Stock issued to the Holder upon such conversion of the Preferred Stock shall be made pursuant to an effective registration statement under the Securities Act (in which case the Holder represents that a prospectus has been delivered) or pursuant to an exemption from registration under the Securities Act.

Number of Shares of Preferred Stock Being Converted:  ______________________

Number of Shares of Common Stock to be issued:  _________________________

Conversion Date:  _________________

Delivery  instructions for certificates of Common Stock and for new certificates
representing      any     remaining      shares     of     Preferred      Stock:
_________________________________________
_________________________________________
_________________________________________


Name of Holder, Printed:  ____________________________

Signature of Holder:  _____________________________

Telephone Number of Holder:  _______________________

(3) Effective date of filing (optional):  Date of filing.

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(4) Officer Signature:

FILING FEE: $175.00


IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


                               SUBMIT IN DUPLICATE


This form must be accompanied by appropriate fees. See attached.


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